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                                                                EXHIBIT 10.7


                                OMNIBUS AMENDMENT

                                     to the

                            GRANTOR TRUST AGREEMENTS

                                    under the

                             PAINE WEBBER GROUP INC.
                    SENIOR OFFICER DEFERRED COMPENSATION PLAN

                  This Amendment (this "Amendment"), made as of the 9th day of August, 1996, by and between PaineWebber Group Inc., a Delaware corporation ("PWG"), and The Chase Manhattan Bank (the "Trustee").

                  WHEREAS, Paine Webber Group Inc. and The Chase Manhattan Bank are parties to grantor trust agreements executed in connection with the obligation of PWG to pay deferred compensation to Donald Marron, Margo Alexander, Regina Dolan, Joseph Grano and Ronald Schwartz under the terms of the PWG Deferred Compensation Plan (the "Trust Agreements"); and

                  WHEREAS, PWG and the Trustee desire to amend the Trust Agreements in certain respects, as more fully set forth below, to clarify certain issues which have arisen after the original execution thereof.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the parties hereto agree as follows:

                  1. Pursuant to Section 12(a) of the Trust Agreements, the parties agree that Section 5(a) of each Trust Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) The Trustee shall, upon written instructions received from the Administrator or investment manager appointed by PWG, hold, dispose, invest and reinvest the assets of the Trust (including the Shares), without distinction between principal and income, in treasury bills, mutual funds, hedge funds, investment partnerships sponsored by PWG and marketable securities. Notwithstanding the foregoing, in no event may assets of the Trust be invested in Shares except to the extent such Shares have been deposited in the Trust pursuant to Section 1(a). PWG shall have the right at any time, and from time


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         to time, in its sole discretion, to substitute assets of equal market value for any asset held by the Trust as provided in Section 2(d). The right of PWG to purchase or substitute assets held in the trust is exercisable by PWG in a nonfiduciary capacity."

                  2. The effective date of this Amendment shall be August 9, 1996. Except as amended hereby, the terms of the Trust Agreements shall remain in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.


                                      PAINE WEBBER GROUP INC.

________________________              By:_____________________________________
Notary Public                             Title:  Vice President and Treasurer



                                      THE CHASE MANHATTAN BANK


_______________________               By:______________________________________
Notary Public                             Title:  Vice President